UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2010

XTRASAFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-153762 (Commission File Number)	26-2780766 (IRS Employer Identification No.)

600 LEXINGTON AVE
9TH FLOOR
NEW YORK, NY 10022
 (Address of Principal Executive Offices, Zip Code)

646-340-9051
 (Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On February 25, 2010, Daniel Baker, the principal shareholder of XtraSafe, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 9,000,000 shares of common stock of the Company (the “Purchased Shares”) to Depinder Grewal (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 82% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $178,500. The source of the cash consideration for the Purchased Shares was Mr. Grewal’s personal funds.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February_25, 2010, in connection with the disposition of the Purchase Shares, Daniel Baker resigned from his positions as officer of the Company, effectively immediately and will resign as a director of the Company effective as of ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1. The Board of Directors of the Company elected Depinder Grewal as President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company. Mr. Grewal was also appointed as a director of the Company, effective as of ten (10) days after the delivery to the shareholders of the Company of the Information Statement, to serve until his successor is duly appointed and qualified.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

Exhibit 10.1	Stock Purchase Agreement dated February 25, 2010, between Daniel Baker and Depinder Grewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRASAFE, INC.

By: /s/ Depinder Grewal______________
Name:                      Depinder Grewal
Title: President and Chief Executive Officer

Date:  February 26, 2010